Exhibit (h)(7) Deed of Appointment



                               TD WATERHOUSE TRUST

                       TD WATERHOUSE INVESTOR SERVICES LTD

                               DEED OF APPOINTMENT







                                 MINTER ELLISON
                                     Lawyers
                                  Aurora Place
                                  88 Phillip St
                                 SYDNEY NSW 2000

                                  DX 117 Sydney
                            Telephone (02) 9921 8888
                            Facsimile (02) 9921 8123

                                JHL:RLSS 10809055


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                               Deed of Appointment

DEED           dated March 22, 2001

BETWEEN TD WATERHOUSE TRUST, a Delaware business trust, of 100 Wall Street, New York, New York 10005 ('Trust')

AND TD WATERHOUSE INVESTOR SERVICES LTD ACN 010 488 687 of Level 5, 9 Hunter Street, Sydney, NSW ('Agent')


RECITALS

A. The Trust is an open-end management investment company registered under s 8 of the Investment Company Act of 1940 (USA) (the `1940 Act'). The Trustees of the Trust ('Trustees') are seeking relief in relation to the Trust under ASIC Policy Statement 65.

B. The Trust wishes to appoint the Agent as its local agent so that the Trustees may be granted relief from Chapter 5C of the Corporations Law under ASIC Policy Statement 65 in relation to the Trust.

C. The Trust also wishes the Agent to provide certain shareholder and administrative services to the Agent's clients who own shares of the Trust (`Clients').

D. The Agent accepts the appointment as the Trust's local agent and agrees to provide shareholder and administrative services to its Clients.

OPERATIVE PROVISIONS

1.        DEFINITIONS AND INTERPRETATION

1.1       In this Deed:

          'ASIC' means the Australian Securities and Investment Commission.

1.2       In this Deed, unless the contrary intention appears:

          (a) headings are for ease of reference only and do not affect the meaning of this Deed;

          (b) the singular includes the plural and vice versa and words importing a gender include other genders;

          (c) other grammatical forms of defined words or expressions have corresponding meanings;

          (d) a reference to a clause, paragraph, schedule or annexure is a reference to a clause or paragraph of or schedule or annexure to this Deed and a reference to this Deed includes any schedules and annexures;




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          (e)       a reference to a document or agreement, including this Deed, includes a reference to that document or agreement as novated, altered or replaced from time to time;

          (f) a reference to a party includes its executors, administrators, successors and permitted assigns;

          (g) words and expressions importing natural persons include partnerships, bodies corporate, associations, governments and governmental and local authorities and agencies;

          (h) except with respect to clauses 4 and 5.1 through 5.8 hereof, which are to be construed in accordance with the 1940 Act and any rules and regulations thereunder (collectively, the 'Act') to the extent required by the context, a reference to any legislation or statutory instrument or regulation in this Deed is construed in accordance with the Acts Interpretation Act 1901 (Cth) or the equivalent State legislation, as applicable; and

          (i) except with respect to clauses 4 and 5.1 through 5.8 hereof, which are to be construed in accordance with the Act to the extent required by the context, words and expressions used in this Deed that are defined in the Corporations Law as at the date of this Deed have the meanings given to them in the Corporations Law at that date.

2.        APPOINTMENT OF LOCAL AGENT

2.1 The Trust appoints the Agent to be the local agent of the Trust in Australia.

2.2 The Trust authorises and directs the Agent, as the agent of the Trust to:

          (a) facilitate the processing of applications for interests in the Trust from Australian investors to ensure prompt transmission of application monies and application forms received by the Agent to the Trust (or its delegate);

          (b) receive notices from Australian investors in the Trust relating to the redemption of interests in the Trust and transmit to the Trust (or its delegate) without delay any such notices and any other instructions from Australian holders of interests in the Trust;

          (c) accept notices, correspondence and service of process on behalf of the Trustees or the Trust relating to the activities of the Trust within Australia or relating to Australian investors in the Trust;

          (d) notify ASIC immediately if the redemption facility of the Trust is suspended or terminated, or if quotation of the interests in the Trust on a foreign exchange is suspended;

          (e) make copies of the constituent documents of the Trust available for public inspection, provide investors in the Trust with copies of them upon request and meet all reasonable requests for information about the Trust;


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          (f)       maintain all records relating to Australian investors in the
                    Trust for the issue, sale or redemption of interests in the Trust so that they are accessible in Australia, and make them available to ASIC upon request;

          (g) cause to have published the issue and redemption prices of interests in the Trust weekly throughout Australia via the internet and make them available to investors on request; and

          (h)       maintain a register of Australian investors in the Trust.

3.        ACCEPTANCE OF APPOINTMENT AS LOCAL AGENT

3.1 The Agent accepts its appointment as local agent of the Trust on the terms contained in this Deed.

4.        SHAREHOLDER AND ADMINISTRATIVE SERVICES

4.1 In addition to the services that the Agent provides as local agent of the Trust as described in clause 2 hereof, the Agent agrees to provide shareholder and administrative services for its Clients, which services may include, without limitation:

          (a) providing general shareholder liaison services, including responding to shareholder inquiries;

          (b) assisting to the extent necessary with the transmission of semi-annual and annual reports and annual tax reporting information to shareholders;

          (c) assisting Clients in changing dividend options, account designations and addresses;

          (d) establishing and maintaining shareholder accounts and records;

          (e)       arranging for bank wires; and

          (f) providing such other information and services as the Trust reasonably may request, to the extent the Agent is permitted by applicable statute, rule or regulation.

          Except as otherwise provided herein, in providing services pursuant to this clause 4, the Agent will act solely as agent for, upon the order of, and for the account of, its Clients.

4.2 The Agent shall provide such office space and equipment, telephone facilities and personnel (which may be all or any part of the space, equipment and facilities currently used in its business, or all or any personnel employed by the Agent) as is necessary or beneficial for providing information and services to the Trust's shareholders, and to assist the Trust in servicing accounts of Clients. If requested by the Trust to do so, the Agent shall transmit promptly to Clients (at the expense of the Trust) all communications sent to the Agent for transmittal to Clients by or on behalf of the Trust, TD Waterhouse Investor Services, Inc. (`TD Waterhouse U.S.') or the Trust's investment adviser, distributor, custodian or transfer or dividend disbursing agent. The Agent agrees that it is not entitled to any compensation from the Trust for its services hereunder and that, except as otherwise provided herein, the Agent shall be responsible

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          for bearing any expenses that it incurs. Nothing herein shall prevent the Agent from charging its Clients a fee for its services, provided that such fee is charged in accordance with applicable law (as defined below).

5.        GENERAL PROVISIONS

5.1 The Agent agrees that neither it nor any of its employees or agents are authorised to make any representation concerning the Trust, the portfolios of the Trust (collectively, the `Funds') or the shares of the Trust, except those contained in the then current Prospectus or Statement of Additional Information for such Trust (including for this purpose any supplement required by Australian law), copies of which will be supplied by the Trust to the Agent in reasonable quantities upon request. Except as otherwise provided herein, the Agent shall have no authority to act as agent for the Trust.

5.2 The Trust reserves the right, at its discretion and without notice, to suspend the sale of shares or withdraw the sale of shares of any or all of the Funds.

5.3 The Deed is terminable as to the services subject to clause 4 without penalty upon 15 days notice by either party. This Deed may be amended only by a written instrument signed by both parties.

5.4 The Agent agrees to comply with and to provide to the Trust such information relating to its services hereunder as may be required to be maintained by the Trust under applicable U.S. and non-U.S. laws, including the rules, regulations, requirements or conditions of applicable regulatory and self-regulatory agencies or authorities (`applicable law').

5.5 The Agent represents and warrants that it is registered and/or qualified in all appropriate jurisdictions and in all capacities necessary to perform the activities set forth herein and it agrees to observe all applicable laws in performing its duties hereunder. Further, the Agent agrees to indemnify and hold the Trust, its investment adviser and distributor, and TD Waterhouse U.S. harmless from loss or damage resulting from any failure on the Agent's part to comply with applicable laws or the terms of this Deed.

5.6 Except as specifically set forth in clause 2 hereof, this Deed shall not constitute either party the legal representative of the other, nor shall either party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name of or on behalf of the other party.

5.7 All notices or other communications hereunder to either party shall be in writing and shall be deemed sufficient if mailed to such party at the address of such party set forth on page 1 of this Deed or at such other address as such party may be designated by written notice to the other or by telex, telecopier, telegram or similar means of same day delivery (with a confirming copy by mail as provided herein).

5.8 The execution and delivery of this Deed have been authorised by the Trustees of the Trust and signed by an authorised officer of the Trust, acting as such, and neither such authorisation by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Deed are not binding upon any of the Trustees or shareholders of the Trust, but bind only the appropriate property of one or more series of the Trust, as provided in the Declaration of Trust.


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5.9        This Deed is governed by the laws in force in New South Wales, provided that it is acknowledged and agreed that the activities, representations, acknowledgements and other agreements of the Agent pursuant to clauses 4 and 5 hereof will be subject to the Act, to the extent required by such Act.

EXECUTED as a deed.


EXECUTED by TD WATERHOUSE      )
TRUST                          )



/s/ Michele R. Teichner                        /s/ Christopher J. Kelley
-----------------------                        -------------------------
Signed by:                                     Signed by:
Michele Teichner                               Christopher Kelley
Vice President, Asst. Secretary                Secretary



EXECUTED by TD WATERHOUSE      )
INVESTOR SERVICES LTD          )
                               )



/s/ Ian Smithers                               /s/ Drew K. Wilson
----------------                               ------------------
Signature of director                          Signature of director


Ian Smithers                                   Drew K. Wilson
------------                                   --------------
Name of director (print)                       Name of director (print)




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                               TD WATERHOUSE TRUST




                              IRREVOCABLE DEED POLL









                                 MINTER ELLISON
                                     Lawyers
                                  Aurora Place
                                  88 Phillip St
                                 SYDNEY NSW 2000

                                  DX 117 Sydney
                            Telephone (02) 9921 8888
                            Facsimile (02) 9921 8123

                                JHL:RLSS 10809055

                              IRREVOCABLE DEED POLL

DEED      dated March 22, 2001

BY: TD WATERHOUSE TRUST, a Delaware business trust, of 100 Wall St, New York, New York 10005 ('Trust')

RECITALS

A. The Trust is an 'open-end' management investment company registered under section 8 of the Investment Company Act of 1940 (USA).

B. The Trustees of the Trust ('Trustees') are seeking relief from Chapter 5C of the Corporations Law under ASIC Policy Statement 65.

C. As required by the relief referred to in Recital B, the Trust gives the undertakings set out in this deed.

OPERATIVE PROVISIONS

1.        DEFINITIONS AND INTERPRETATION

1.1       In this Deed:

      'ASIC' means the Australian Securities and Investment Commission.

1.2       In this Deed, unless the contrary intention appears:

          (a) headings are for ease of reference only and do not affect the meaning of this Deed;

          (b) the singular includes the plural and vice versa and words importing a gender include other genders;

          (c) other grammatical forms of defined words or expressions have corresponding meanings;

          (d) a reference to a clause, paragraph, schedule or annexure is a reference to a clause or paragraph of or schedule or annexure to this Deed and a reference to this Deed includes any schedules or annexures;

          (e) a reference to document or agreement, including this Deed, includes a reference to that document or agreement as novated, altered or replaced from time to time;

          (f) a reference to a party includes its executors, administrators and permitted assigns;


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                                       2


          (g) words and expressions importing natural persons include partnerships, bodies corporate, associations, governments and governmental and local authorities and agencies;

          (h) a reference to any legislation or statutory instrument or regulation is construed in accordance with the Acts Interpretation Act 1901 (Cth) or the equivalent State legislation, as applicable; and

          (i) words and expressions defined in the Corporations Law as at the date of this Deed have the meaning given to them in the Corporations Law.

2.        CONSENT

          The Trust consents to the marketing of interests in the Trust in Australia.

3.        IRREVOCABLE UNDERTAKINGS

          The Trust irrevocably undertakes, for the benefit of all Australian residents who are, from time to time, holders of interests in the Trust, that:

3.1       Local Agent

          For so long as the Trust is registered as a managed investment scheme under Part 5C.1 of the Corporations Law, the Trust will appoint, and maintain the appointment of, a local agent who is:

          (a)       a licensed securities dealer under the Corporations Law;

          (b)       a natural person or company resident in Australia; and

          (c) authorised to accept services of process and notices on behalf of the Trustees and the Trust.

3.2       Registration of TD Waterhouse Trust

          The Trust will do, or cause to be done, all things necessary to maintain the registration of the Trust as a managed investment scheme under Part 5C.1 of the Corporations Law until such time as:

          (a) there are 20 or fewer Australian residents holding interests in the Trust;

          (b) the Trust is wound up in accordance with the laws of the State of Delaware from time to time; or

          (c)       ASIC otherwise approves.

3.3       Publication of Redemption Prices

          The Trust will publish, or cause to be published, in Australia, via the internet, the prices at which interests in the Trust may be redeemed at least once each week (and make them available to investors on request) for so long as:


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          (a)       the Trust is registered as a managed investment scheme under
                    Part 5C.1 of the Corporations Law; and

          (b) the redemption prices are not quoted on an approved foreign exchange (as defined in subregulation 1.2A.02(2) of the Corporations Regulations).

3.4       Redemption under the Declaration of Trust and By-Laws

          The Trust will ensure that the Declaration of Trust and By-Laws of the Trust provide that:

          (a) the Trust must, upon request by a holder in the Trust (including a holder who is an Australian resident), cause the interest of the holder to be redeemed at a price provided for in the Declaration of Trust and By-Laws within a reasonable time; and

          (b) the redemption facility referred to in (a) may only be varied by amendment to the Declaration of Trust or By-Laws.


4.        GOVERNING LAW

          This deed is governed by the laws in force in New South Wales.

5.        BINDING ON TRUST

          The execution and delivery of this Deed have been authorised by the Trustees of the Trust and signed by an authorised officer of the Trust, acting as such, and neither such authorisation by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Deed are not binding upon any of the Trustees or shareholders of the Trust, but bind only the appropriate property of one or more series of the Trust, as provided in the Declaration of Trust.

EXECUTED as a deed.

EXECUTED by TD WATERHOUSE  )
TRUST                      )
                           )


/s/ Michele R. Teichner                              /s/ Christopher J. Kelley
 ----------------------                              -------------------------
Signed by:                                           Signed by:
Michele Teichner                                     Christopher Kelley
Vice President, Asst. Secretary                      Secretary